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Board of Directors and Shareholders
Synet Service Corporation and Subsidiary

We are aware of the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-35956 and 333-32338) of Predictive Systems, Inc. of our report dated November 30, 2000 relating to the unaudited consolidated interim financial statements of Synet Service Corporation and Subsidiary for the quarter ended September 30, 2000 that are included in the Predictive Systems, Inc. Current Report on Form 8-K/A dated October 16, 2000.

                                                          /s/ Ernst & Young LLP

Minneapolis, Minnesota
January 2, 2001